UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2010 (September 16, 2010)

Grand Canyon Education, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-34211	20-3356009
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 W. Camelback Road Phoenix, Arizona	85017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 639-7500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 16, 2010, the United States filed a notice with the United States District Court for the District of Arizona (the “Court”) that it intends to appeal, before the U.S. Court of Appeals for the Ninth Circuit, the Court’s June 10, 2010 and August 17, 2010 orders overruling the United States’ objections to the settlement of the False Claims Act qui tam case, United States of America ex rel. Ronald D. Irwin v. Significant Education, Inc., and the Court’s August 20, 2010 order dismissing that matter with prejudice pursuant to the settlement.

As previously disclosed, following a hearing on June 10, 2010, the Court had approved certain terms of the settlement agreement, including the amount and timing of the settlement payment and the Company’s release from future False Claims Act claims with respect to the compensation-related conduct which is of the same subject matter as the conduct at issue in the Irwin case for the period from January 1, 2001 through April 28, 2010 (the “covered conduct”) , but had asked for further briefing and a final hearing on August 13, 2010 on the issue of whether the Court had jurisdiction to approve the settlement agreement, over the United States’ objections, if it included (i) within the scope of the release provision, a release, given by the relator acting on behalf of the DOE to the fullest extent permitted by law, from future Department of Education (“DOE”) administrative actions with respect to the covered conduct, and (ii) a provision confirming that the Company had fully complied with a DOE Office of Inspector General subpoena issued in 2008 support of a DOE investigation of the covered conduct. In its August 17, 2010 order, the Court approved the inclusion of the administrative release provision in the settlement agreement, but stated that it lacked a basis for making a finding regarding the Company’s compliance with the OIG subpoena.

Following the August 17, 2010 order, the Court filed an order on August 20, 2010 dismissing the matter with prejudice pursuant to the settlement. As required by the settlement agreement, the Company promptly deposited $5.2 million into an interest-bearing segregated account controlled by the Company, which amount was to be distributed to the United States and the relator on the earlier of (i) the United States’ issuance of a full three-year Program Participation Agreement to the Company or (ii) September 1, 2011. The United States’ notice of appeal indicates that it intends to appeal in its entirety the Court’s overruling of objections to the settlement objections, including provisions concerning the timing and method of the settlement payment and the length of the release period, as well as the inclusion of the administrative release.

The Irwin matter, which was originally filed in 2007 and unsealed in 2008, and which would have been finally resolved subject to payment of the settlement amount, is now subject to the Ninth Circuit Court’s appellate determination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2010

GRAND CANYON EDUCATION, INC.

By: /s/ Daniel E. Bachus
Daniel E. Bachus
Chief Financial Officer
(Principal Financial and Principal Accounting Officer)